UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. BOX 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2008, Exelixis, Inc. (the “Company”) drew down $13.6 million of the $30 million dollar equipment loan facility (“Facility D”) under Amendment No. 8 dated December 21, 2007 to the Loan and Security Agreement, dated May 22, 2002 (as amended, the “Loan Agreement”) between the Company and Silicon Valley Bank. The description of the terms of Facility D under Amendment No. 8 set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2007 is incorporated herein by reference.

On June 25, 2008 after giving effect to this draw, total outstanding borrowing under the Loan Agreement was $40.9 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 1, 2008

Exelixis, Inc.

/s/ James B. Bucher
James B. Bucher, Esq. Vice President, Corporate Legal Affairs and Secretary